Exhibit 4.2

LIBERTY LATIN AMERICA LTD.

LIBERTY LATIN AMERICA LTD. CLASS C RIGHTS CERTIFICATE

CLASS C RIGHTS CERTIFICATE TO SUBSCRIBE FOR LIBERTY LATIN AMERICA LTD. CLASS C COMMON SHARES FOR HOLDERS OF RECORD OF LIBERTY LATIN AMERICA LTD. CLASS A COMMON SHARES, CLASS B COMMON SHARES AND CLASS C COMMON SHARES AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 8, 2020. EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 25, 2020, UNLESS EXTENDED BY THE COMPANY.

As the registered owner of the rights certificate below (the “Rights Certificate”), you are entitled to subscribe for the number of Class C common shares, par value $0.01 per share (the “Class C Common Shares” or “LILAK”), of Liberty Latin America Ltd., a Bermuda exempted company (the “Company”), shown above and below. Each whole transferable subscription right (each a “Right”) entitles the holder to subscribe for and purchase one Class C Common Share (the “Basic Subscription Privilege”) at a subscription price per share equal to $7.14 (the “Subscription Price”), pursuant to a rights offering (the “Rights Offering”). If any Class C Common Shares available for purchase in the Rights Offering are not purchased by the Rightsholders pursuant to the exercise of their Basic Subscription Privilege (the “Excess Shares”), any Rightsholder fully exercising its Basic Subscription Privilege hereunder may also subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration (the “Oversubscription Privilege”) as described in the prospectus relating to the Rights Offering, dated September 10, 2020, forming a part of the Company’s Registration Statement on Form S-3 (the “Prospectus”).

If you choose to exercise your Rights, your completed Rights Certificate must be received by 5:00 p.m., New York City time, on September 25, 2020, which is the Expiration Time (unless extended by the Company). If you choose to sell or transfer your Rights, your completed Rights Certificate must be received by the Subscription Agent by 5:00 P.M., New York City time, on September 18, 2020 (five business days prior to the Expiration Time, as may be adjusted in the event of an extension of the Expiration Time).

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, INNISFREE M&A INCORPORATED, AT (212) 750-5833 (FOR BANKS AND BROKERS) OR (877) 750-8312 (TOLL FREE).

EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 25, 2020 UNLESS EXTENDED BY THE COMPANY (THE “EXPIRATION TIME”)

(Complete appropriate section on subsequent pages of this form.)

The Company is conducting a Rights Offering, which entitles holders of the Company’s Class A common shares, par value $0.01 per share (“Class A Common Shares”), Class B common shares, par value $0.01 per share (“Class B Common Shares”), and Class C Common Shares to receive 0.2690 of a Right for each Class A Common Share, Class B Common Share, or Class C Common Share held by them as of 5:00 P.M. New York City time, on September 8, 2020 (the “Record Date”). Each whole Right entitles the holder to subscribe for one Class C Common Share pursuant to its Basic Subscription Privilege and, if its Basic Subscription Privilege is fully exercised, to subscribe for additional Class C Common Shares pursuant to its Oversubscription Privilege. If the aggregate Subscription Price delivered or transmitted by the Rightsholder with the Rights Certificate exceeds the aggregate Subscription Price for all shares for which the Rightsholder would be entitled to subscribe pursuant to its Basic Subscription Privilege and no direction is given as to the excess, such Rightsholder will be deemed to have subscribed for a number of Excess Shares equal to the maximum whole number of Excess Shares that could be purchased with such excess Subscription Price. Class C Common Shares purchased pursuant to the Rights Offering will be issued by the Transfer Agent as soon as practicable following the Expiration Time. No fractional Rights or cash in lieu thereof were issued or paid and fractional Rights were rounded up to the nearest whole Right, as described in the Prospectus. Set forth herein is the number of Rights evidenced by this Rights Certificate that the Rightsholder is entitled to exercise pursuant to such Rightsholder’s Basic Subscription Privilege. If Class A Common Shares, Class B Common Shares, or Class C Common Shares applicable to a subscription are held by more than one record holder, the Rights Certificate must be signed by each such holder; if a holder or joint holders (registrants) hold more than one position in the Company, as indicated by different accounts on the relevant record holder list, then separate, properly completed and executed Rights Certificates must be submitted for each such position held by that or those joint holders (registrants).

This Rights Certificate is transferable and may be combined or divided (but only into Rights Certificates evidencing full rights) at the office of the Subscription Agent. Rightsholders should be aware that if they choose to exercise, assign, transfer or sell only part of their Rights they may not receive a new Rights Certificate in sufficient time to exercise, assign, transfer or sell the remaining Rights evidenced thereby.

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

For questions and to request copies of materials, call the Information Agent – Innisfree M&A Incorporated, at (212) 750-5833 (for banks and brokers) or (877) 750-8312 (toll free)

Please complete and return, as described below, on or before the dates outlined below.

SUBSCRIPTION AGENT: Computershare, N.A.

By First Class Mail:	By Registered, Certified or Express Mail, or Overnight Courier:
Computershare, N.A.	Computershare, N.A.
Liberty Latin America Rights Offering	Liberty Latin America Rights Offering
P.O. Box 43011	150 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021

To participate in the Rights Offering available through your shares held through Computershare you must follow the instructions and complete the relevant section(s) below, sign and date the front page of this document, and return this signed Rights Certificate, with payment or any additional documents if applicable, to the Subscription Agent listed above. Check all boxes below that apply.

1. Exercise Your Rights and Subscribe for Class C Common Shares

To subscribe for shares under the Basic Subscription Privilege, please complete Sections 1.A and 1.C below. If you wish to subscribe for shares under the Oversubscription Privilege as well, you must also complete Section 1.B below. This Form of Exercise, Sale or Transfer and payment to the Subscription Agent must be received by 5:00 p.m., New York City time, on September 25, 2020, which is the Expiration Time (unless extended by the Company). Funds must clear your account before the Expiration Time. Please note that personal checks may take approximately five business days to clear your account. Please see paragraph 1 of the instructions accompanying this Rights Certificate.

☐ A. Basic Subscription Privilege: By checking this box, you will exercise your Rights at the discounted price of $7.14 per share. Please complete the fields below.

_______________	x	$7.14	=	$_____________	(One Right = One LILAK share)
(no. of shares)		(Subscription price)		(amount to pay)

Example: 100 LILAK shares x $7.14 = $714

☐ B. Oversubscription Privilege: By checking this box, you will exercise your right to oversubscribe for additional shares (only available when you fully subscribe for the Rights available to you in Section 1.A above). Please complete the fields below.

_______________	x	$7.14	=	$_____________
(no. of shares)		(Subscription price)		(amount to pay)

C. TOTAL AMOUNT ENCLOSED:	$___________ (payable to Computershare, N.A.) (Total of Payments in 1.A and 1.B above)

Please indicate any changes of address for deliveries and payments, if applicable:

Address	If permanent change of address, check here: ☐

City	Daytime telephone number:

State	Evening telephone number:

Zip	Email address:

I hereby irrevocably subscribe for the number of Class C Common Shares indicted as the total of Sections 1.A and 1.B above upon the terms and conditions specified in the Prospectus relating thereto and incorporated by reference herein, receipt of which is acknowledged. I hereby agree that if I fail to pay for the Class C Common Shares for which I have subscribed, the Company may exercise any remedies available to it under law.

If the aggregate Subscription Price paid by a Rightsholder is insufficient to purchase the number of Class C Common Shares that the holder indicates are being subscribed for, or if a Rightsholder does not specify the number of Class C Common Shares to be purchased, or if the aggregate Subscription Price paid by a Rightsholder exceeds the amount necessary to purchase the number of Class C Common Shares for which the Rightsholder has indicated an intention to subscribe, then the Rightsholder will be deemed to have exercised first its Basic Subscription Privilege and second its Oversubscription Privilege to purchase a number of Class C Common Shares equal to the maximum whole number of shares that could be purchased with the payment tendered.

MAKE CHECKS PAYABLE TO: Computershare N.A.

DELIVERY OF THIS FORM OF EXERCISE, SALE OR TRANSFER TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Full payment for shares subscribed for both the Basic Subscription Privilege (Section 1.A) and the Oversubscription Privilege (Section 1.B) must accompany this Rights Certificate or a notice of guaranteed delivery. Please reference your Rights Certificate Number (found on the front of this Rights Certificate) on your check or notice of guaranteed delivery. Funds must clear your account before the Expiration Time. Please note that personal checks may take approximately five business days to clear your account. You may, at your option, wire your funds to the Subscription Agent. Before sending your wire, please reference the wire instructions in the instructions accompanying this Rights Certificate in order to send your wire. Please contact the information agent for further information.

FOR RIGHTSHOLDERS REMITTING PAYMENT BY PERSONAL CHECK, ANY FAILURE WHATSOEVER, REGARDLESS OF THE CAUSE OR NATURE OF SUCH FAILURE, OF THE SUBSCRIPTION AGENT TO RECEIVE YOUR PAYMENT OF THE SUBSCRIPTION PRICE FREE AND CLEAR BY THE EXPIRATION TIME SHALL RESULT IN THE CANCELLATION OF YOUR EXERCISES OF RIGHTS, AND YOUR RIGHTS WILL EXPIRE NULL AND VOID WITHOUT PAYMENT OF ANY COMPENSATION THEREFOR.

2. ☐ Sell Your Rights: By checking the box for this section, you authorize the Subscription Agent to attempt to sell your unexercised Rights according to the procedures described in the Prospectus. If you choose to sell your Rights, your completed Rights Certificate (together with a properly completed and executed Internal Revenue Service Form W-8 or W-9, as applicable) must be received by the Subscription Agent by 5:00 P.M., New York City time, on September 18, 2020 (five business days prior to the Expiration Time, as may be adjusted in the event of an extension of the Expiration Time). Please see Paragraph 2 of the Instructions accompanying the Rights Certificate for timing considerations relating to the sale of rights.

Please indicate any changes of address for deliveries and payments, if applicable:

Address____________________________________	If permanent change of address, check here: ☐

City_______________________________________	Daytime telephone number:____________________

State______________________________________	Evening telephone number:____________________

Zip_____________ __________________________	Email address:______________________________

3. ☐ Transfer Your Rights: If you want some or all of your unexercised Rights transferred to a designated transferee, or to a bank or broker to sell for you, check the box for this section and complete the requested information below. Please see Paragraph 3 of the Instructions accompanying this Rights Certificate for timing considerations relating to the transfer of Rights.

For value received,              of the Rights represented by this Form of Exercise, Sale or Transfer are assigned to:

Print Full Name of Bank or Broker or Assignee and Assignee’s Social Security Number (or other applicable Taxpayer Identification Number)

Print Full Address of Bank or Broker or Assignee

Signature(s) of Assignor(s)

4. ☐ New Certificate for Unexercised Rights: If you want a new Rights Certificate evidencing any unexercised Rights delivered to you or to someone else, please complete the requested information below. Please see the Instructions accompanying this Rights Certificate for timing considerations relating to requesting a new Rights Certificate.

Print Rightsholder’s Full Name and Social Security Number (or other applicable Taxpayer Identification Number)

Address for delivery of certificate representing unexercised Rights (if any)

5. Signature:

The signature(s) on this Form of Exercise, Sale or Transfer must correspond with the name(s) of the registered holder(s) exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. In the case of joint registered holders, each person must sign this Form of Exercise, Sale or Transfer in accordance with the foregoing. If you sign this Form of Exercise, Sale or Transfer in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer or a corporation or other fiduciary or representative, you must indicate the capacity in which you are signing when you sign and, if requested by the Subscription Agent in its sole and absolute discretion, you must present to the Subscription Agent satisfactory evidence of your authority to sign in that capacity.

If you wish to transfer your Rights, then your signature must be guaranteed by an Eligible Guarantor Institution, as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, which may include: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union.

Signature (name of bank or firm)

Guaranteed by (signature/title)

DELIVERY OF THIS FORM OF EXERCISE, SALE OR TRANSFER TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.